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                                                Filed Pursuant to Rule 424(b)(4)
                                                      Registration No. 333-47240

                              PROSPECTUS SUPPLEMENT

                        To Prospectus dated May 17, 2001
                             and supplemented by the
                          Prospectus Supplements, dated
                     November 6, 2001, November 9, 2001 and
                                November 16, 2001

                                       of

                                  FINDWHAT.COM

         Com. Ind. Multiforma ("Com. Ind.") sold the following number of shares of our common stock on the dates and at the per share prices set forth below:

-    12,500 shares on November 14, 2001 at $5.10 per share;

-    5,000 shares on November 14, 2001 at $5.50 per share;

-    10,000 shares on November 7, 2001 at $4.85 per share; and

-    10,000 shares on November 5, 2001 at $5.28 per share.

This sale was effected by Pond Equities Inc., as agent, at an 8% commission charge. Immediately following this sale, Com. Ind. beneficially owned no shares of our common stock.

         MWPT Partnership ("MWPT") sold the following number of shares of our common stock on the dates and at the per shares prices set forth below:

-    10,000 shares on November 8, 2001 at $5.10 per share; and

-    2,500 shares on November 14, 2001 at $5.50 per share.

This sale was effected by Pond Equities Inc., as agent, at a 5% commission charge. Immediately following this sale, MWPT beneficially owned no shares of our common stock.

         MWCA Partnership ("MWCA") sold the following number of shares of our common stock on the dates and at the per shares prices set forth below:

-    2,500 shares on November 14, 2001 at $5.50 per share; and

-    5,000 shares on November 15, 2001 at $6.20 per share.

This sale was effected by Pond Equities Inc., as agent, at a 5% commission charge. Immediately following this sale, MWCA beneficially owned 42,500 shares of our common stock.

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         On November 16, 2001, the closing price per share of our common stock on the Nasdaq SmallCap Market was $5.92.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this Prospectus Supplement is November 19, 2001.